EXHIBIT 24.2

                              CERTIFIED RESOLUTION

        The undersigned hereby certify that the following Resolution was duly adopted by Unanimous Written Consent by the Board of Directors of each of the following subsidiaries of NGC Corporation: Warren NGL, Inc.; Warren Petroleum G.P., Inc., general partner of Warren Petroleum Company, Limited Partnership; Warren Energy, Inc., general partner of Warren Energy Resources, Limited Partnership; Warren Gas Liquids, Inc.; NGC Oil Trading and Transportation, Inc.; Warren Gas Marketing, Inc.; Warren NGL Pipeline Company; Kansas Gas Supply Corporation; Warren Intrastate Gas Supply, Inc.; NGC UK Limited; NGC Canada, Inc.; WTLPS, Inc.; WPC LP, Inc.; NGC Futures, Inc.; and Electric Clearinghouse,
Inc.:

               "IT IS FURTHER RESOLVED, that H. Keith Kaelber, Kenneth E. Randolph and Lisa Q. Metts, and each of them are hereby appointed as attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign any and all amendments (including post-effective amendments) to the Registration Statement in the name of the President of the Company, on behalf of the Company as Registrant, and to file the same, with all exhibits thereto and all other docents in connection therewith, with the Commission; and"

Warren NGL, Inc.                                NGC UK Limited
Warren Petroleum Company, Limited Partnership
        By:  Warren Petroleum G.P., Inc.
Warren Energy Resources, Limited Partnership    By: /s/ LISA Q. METTS
        By:  Warren Energy, Inc.                        Lisa Q. Metts,
Warren Gas Liquids, Inc.                                Secretary
NGC Oil Trading and Transportation, Inc.
Warren Gas Marketing, Inc.
Warren NGL Pipeline Company                     WPC LP, Inc.
Kansas Gas Supply Corporation
Warren Intrastate Gas Supply, Inc.
NGC Canada, Inc.                                By: /s/ CHARLES H. BROWNMAN
WTLPS, Inc.                                             Charles H. Brownman,
NGC Futures, Inc.                                       Secretary
Electric Clearinghouse, Inc.

By: /s/ KENNETH E. RANDOLPH
        Kenneth E. Randolph,
        Secretary